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                                                                    Exhibit 15.1

November 10, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     Re:  The Goldman Sachs Group, Inc.
          Registration Statement on Form S-1

Commissioners:

We are aware that our report dated October 5, 1999 on our review of the condensed consolidated financial statements of The Goldman Sachs Group, Inc. and Subsidiaries (the "Company") as of August 27, 1999 and for the nine months ended August 27, 1999 and August 28, 1998 is included in the Company's Prospectus constituting part of this Registration Statement on Form S-1. We are also aware that our report dated October 5, 1999 on our review of the Pro Forma Consolidated Income Statement Information of The Goldman Sachs Group, Inc. and Subsidiaries for the nine months ended August 27, 1999 is included in this Registration Statement on Form S-1. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


Very truly yours,

/s/ PricewaterhouseCoopers LLP